EXECUTION COPY

EXCHANGE AGREEMENT

BY AND AMONG

NOVASTAR FINANCIAL, INC.,

NOVASTAR CAPITAL TRUST I/B,

NOVASTAR CAPITAL TRUST II/B,

AND

THE HOLDERS LISTED ON SCHEDULES I AND II HERETO

__________________

Dated as of March 22, 2011

__________________

EXECUTION COPY

EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (this “Exchange Agreement” or “Agreement”), dated as of March 22, 2011 (the “Effective Date”), is entered into by and among, NOVASTAR FINANCIAL, INC., a Maryland corporation (the “Company”), NOVASTAR CAPITAL TRUST I/B, a Delaware statutory trust (the “NovaStar Trust I/B”), NOVASTAR CAPITAL TRUST II/B, a Delaware statutory trust (the “NovaStar Trust II/B”, together with NovaStar Trust I/B, the “Trusts” and, together with the Company and the NovaStar Trust I/B, the “Exchangors”) and the beneficial owners of the preferred securities of the Trusts (as defined below) whose names appear on the signature pages hereto (the “Holders”).

     WITNESSETH:

     WHEREAS, the Holders listed on Schedule I hereto are the beneficial owners of the trust preferred securities currently outstanding which were issued by the NovaStar Capital Trust I/B, a Delaware statutory trust (the “NovaStar Trust I/B”), in the stated liquidation amounts set forth next to their names on such Schedule I (the “I/B Preferred Securities”), which represent one-half the liquidation amount of all trust preferred securities issued by NovaStar Trust I/B;

     WHEREAS, the Holders listed on Schedule II hereto are the beneficial owners of all of certain trust preferred securities currently outstanding which were issued by the NovaStar Capital Trust II/B, a Delaware statutory trust (the “NovaStar Trust II/B” and, together with the NovaStar Trust I/B, the “Trusts”), in the stated liquidation amounts set forth next to their names on such Schedule II (the “II/B Preferred Securities” and, together with the I/B Preferred Securities, the “Preferred Securities”);

     WHEREAS, the NovaStar Trust I/B is the holder and beneficial owner of certain outstanding unsecured junior subordinated notes issued by NovaStar Mortgage, Inc. (“NMI”) in the aggregate principal amount of $25,775,000 (the “NovaStar Trust I/B Notes”);

     WHEREAS, the NovaStar Trust II/B is the holder and beneficial owner of all of the outstanding unsecured junior subordinated notes issued by NMI in the aggregate principal amount of $28,995,000 (the “NovaStar Trust II/B Notes” and, together with the NovaStar Trust I/B Notes, the “Existing Notes”);

     WHEREAS, the Company proposes to issue to Taberna Preferred Funding I, Ltd (“Taberna I”) $27,500,000 in aggregate principal amount of unsecured senior notes of the Company (the “Taberna I Senior Notes”) in exchange for the I/B Preferred Securities;

     WHEREAS, the Company proposes to issue to Kodiak CDO I, Ltd. (“Kodiak”) $30,937,500 in aggregate principal amount of the unsecured senior notes of the Company (the “Kodiak Senior Notes” and, together with the Taberna I Senior Notes, the “Senior Notes”) in exchange for all the II/B Preferred Securities;

     WHEREAS, upon receipt of the Preferred Securities from the applicable Holders, the Company proposes to (a) surrender the Preferred Securities to the applicable property trustee of the Trusts for cancellation thereof, (b) direct the appropriate trustees of the Trusts to surrender all of the Existing Notes to the applicable indenture trustees for cancellation thereof and (c) cause the indenture pursuant to which the NovaStar Trust II/B Notes were issued to be discharged;

     WHEREAS, the Taberna I Senior Notes will be issued pursuant to an Indenture, dated as of the Effective Date (the “Taberna I Senior Indenture”), between the Company and the Bank of New York Mellon Trust Company, National Association, a national banking association (“BNYM”), as indenture trustee (in such capacity, the “Taberna I Indenture Trustee”); and

     WHEREAS, the Kodiak Senior Notes will be issued pursuant to an Indenture, dated as of the Effective Date (the “Kodiak Senior Indenture” and, together with the Taberna I Senior Indenture, the “Indentures”), between the Company and BNYM, as indenture trustee (in such capacity, the “Kodiak Indenture Trustee”).

     NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

     Section 1. Definitions. The Senior Notes are collectively referred to herein as the “Securities.” The Preferred Securities and the Existing Notes are collectively referred to herein as the “Existing Securities.” This Exchange Agreement, the Indentures and the Securities are collectively referred to herein as the “Operative Documents.”

     Section 2. Exchange of the Existing Preferred Securities.

          2.1 On the Exchange Date, the Company hereby agrees to issue the Taberna I Senior Notes to Taberna I in exchange for the transfer by the applicable Holders to the Company (or to the applicable property trustee of the NovaStar I/B Trust if so directed by the Company) of all of the outstanding I/B Preferred Securities. On the Exchange Date, Taberna I hereby agrees to accept the Taberna I Senior Notes in exchange for the I/B Preferred Securities.

          2.2 On the Exchange Date, the Company hereby agrees to issue the Kodiak Senior Notes to Kodiak in exchange for the transfer by the applicable Holders to the Company (or to the applicable property trustee of the NovaStar II/B Trust if so directed by the Company) of all of the outstanding II/B Preferred Securities. On the Exchange Date, Kodiak hereby agrees to accept the Kodiak Senior Notes in exchange for the II/B Preferred Securities.

          2.3 Prior to or on the Exchange Date, each Holder hereby agrees to deliver an issuer order (an “Issuer Order”) instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for such Holder to exchange the applicable Preferred Securities for the applicable Senior Notes on the Exchange Date and to deliver to the Company (or at the Company’s option, deliver to the property trustee of the Trust applicable to such Holder) all of its Preferred Securities on or before the Exchange Date and may not withdraw such Issuer Order or delivery unless and until this Agreement is terminated in accordance with Section 9.

          2.4 If the applicable Holders elect to have the Senior Notes rated, each Holder shall be responsible for its pro rata portion of any rating agency costs for the Senior Notes that such Holder will acquire upon the Exchange Date. In no event shall any Holder be responsible for any rating agency costs of any other Holder or the fees and expenses set forth in Section 7, and, each Holder is solely responsible for its own expenses to the extent not reimbursed by the Company.

          2.5 None of the Company, the Company’s Board of Directors, nor any trustee of any of the Trusts makes or has made any recommendation to any Holder as to whether to exchange or refrain from exchanging all or any portion of the Preferred Securities for Senior Notes pursuant to this Exchange Agreement. In addition, no one has been authorized to make any such recommendation. Each Holder has made its own decision whether to exchange all of such Holder’s Preferred Securities pursuant to this Agreement based upon such Holder’s own financial positions and requirements and upon such due diligence and advice as it has deemed necessary.

          2.6 On the Exchange Date, immediately following the satisfaction of the conditions set forth in Section 3: (a) the Company shall deliver the Taberna I Senior Notes to the Taberna I Indenture Trustee for authentication in accordance with the terms of the Taberna I Senior Indenture, (b) the Company shall deliver the Kodiak Senior Notes to the Kodiak Indenture Trustee for authentication in accordance with the terms of the Kodiak Senior Indenture, (c) the Taberna I Indenture Trustee shall authenticate and deliver the Taberna I Senior Notes to Taberna I (or its designee) according to the delivery instructions provided by the Company and Taberna I to the Taberna I Indenture Trustee and in accordance with the Taberna I Senior Indenture, and (d) the Kodiak Indenture Trustee shall authenticate and deliver the Kodiak Senior Notes to Kodiak (or its designee) according to the delivery instructions provided by the Company and Kodiak to the Kodiak Indenture Trustee and in accordance with the Kodiak Senior Indenture. Upon receipt of the Preferred Securities, the Company shall (i) surrender the Preferred Securities to the applicable property trustee of the Trusts for cancellation thereof, (ii) direct the appropriate trustees of the Trusts to surrender all of the Existing Notes to the applicable indenture trustees for cancellation thereof and (iii) cause the indenture pursuant to which the NovaStar Trust II/B Notes were issued to be discharged.

          2.7 Each Holder and each Exchangor agrees that, on and as of the Exchange Date, (a) all obligations under the Existing Securities shall be deemed to be fully discharged and satisfied, and (b) all right, title and interest in and to any payments of principal, interest or any other amounts under or with respect to the Existing Securities, whether or not any of such payments are due or accrued and unpaid, shall be deemed surrendered and forfeited.

          2.8 The exchange date shall be the date upon which all of the conditions precedent set forth in Section 3 shall have been satisfied (the “Exchange Date”). If the Exchange Date has not occurred on or before June 30, 2011 (the “Expiry Date”) no exchange shall take place pursuant to this Agreement and this Agreement shall be terminated in accordance with Section 9.

          2.9 The Senior Notes shall be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws.

     Section 3. Closing Conditions. The exchange of the Preferred Securities for the Senior Notes pursuant to this Agreement is subject to the timely satisfaction of the following conditions precedent:

          3.1 Conditions to be Satisfied prior to or on the Exchange Date.

     (a) Operative Documents. On the Exchange Date, the parties to this Exchange Agreement and the Indentures, shall have executed and delivered such Operative Documents to the other parties thereto and in form and substance acceptable to each Holder and each Exchangor (acceptance of such form and substance to be evidenced by such Holder’s or such Exchangor’s execution and delivery thereof).

     (b) Accuracy of Representations and Warranties. The representations and warranties contained in this Agreement, and the statements of the Exchangors and the Holders made in any certificates pursuant to this Agreement, shall be accurate as of the Exchange Date.

     (c) Opinions of Counsel.

     (i) The Holders shall have received an opinion of Bryan Cave LLP, special counsel for the Company, dated as of the Exchange Date and in form and substance acceptable to each Holder.

     (ii) The Holders and the Exchangors shall have received an opinion of Pillsbury Winthrop Shaw Pittman LLP, special counsel for the Taberna I Indenture Trustee and Kodiak Indenture Trustee, dated as of the Exchange Date and in form and substance acceptable to each Holder and each Exchangor.

     (iii) The Exchangors shall have received an opinion of Winston & Strawn LLP, special counsel for the Holders, dated as of the Exchange Date and in form and substance acceptable to each Exchangor.

     (iv) The Company shall have received an opinion of Bryan Cave LLP, special counsel for the Company, dated as of the Exchange Date and in form and substance acceptable to the Company, that the Taberna I Senior Notes and the Kodiak Senior Notes constitute debt for U.S. Federal income tax purposes, which opinion will explicitly permit reliance by the Holders.

     (v) The Exchangors shall have received an opinion of Walkers, special counsel for the Holders, dated as of the Exchange Date and in form and substance acceptable to each Exchangor.

     (d) Officer’s Certificate of the Company and the Trust. The Company shall have furnished to each Holder a certificate of the Company in form and substance acceptable to each Holder, signed by the Chief Executive Officer, President or a Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and each Trust shall have furnished to the Holders of the Preferred Securities issued by such Trust a certificate of the Trust signed by an Administrative Trustee of such Trust, in each case dated the Exchange Date, and, in the case of the Company and each Trust, that the representations and warranties in this Agreement are true and correct on and as of the Exchange Date with the same effect as if made on and at such time, and the Company and the Trusts have complied in all material respects with all the agreements and satisfied all the conditions on each of their part to be performed or satisfied at or prior to the Exchange Date.

    (e) Officer’s Certificate of each Holder. Each Holder shall have furnished to the Company a certificate of the applicable Holder, in form and substance acceptable to the Company, signed by an authorized signatory of such Holder, in each case dated the Exchange Date, and, stating that the representations and warranties in this Agreement are true and correct on and as of the Exchange Date with the same effect as if made on and at such time, and that such Holder has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Exchange Date.

    (f) No Subsequent Change. Subsequent to the execution of this Agreement but prior to the Exchange Date, there shall not have been any change, or any development involving a prospective change, in, or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, the effect of which is, in each Holder’s or the Company’s reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the transactions contemplated hereby.

    (g) Purchase Permitted by Applicable Laws; Legal Investment. The exchange of the Preferred Securities for the Senior Notes as described in this Agreement shall (i) not be prohibited by any applicable law or governmental regulation, (ii) not subject the Holders or the Exchangors to any material penalty under or pursuant to any applicable law or governmental regulation and (iii) be permitted by the laws and regulations of the jurisdictions to which the Holders and the Exchangors are subject.

    (h) Taberna II Transaction. All conditions precedent to the transaction contemplated between the Company, NovaStar Capital Trust I/B and Taberna Preferred Funding II, Ltd. shall be satisfied or waived and such parties to the First Amendment to the Amended and Restated Trust Agreement Amendment shall be prepared to close the transaction therein immediately following the closing of the transaction contemplated by this Exchange Agreement.

    Section 4. Representations and Warranties of the Exchangors. The Exchangors jointly and severally represent and warrant to the Holders as of the Effective Date and as of the Exchange Date (except as otherwise noted herein) as follows (it being understood that each Trust is hereby making the following representations and warranties only as to itself and not the other Trust); provided, however, that none of the following representations or warranties apply or relate to any acts or omissions by the Holders or their Affiliates:

          4.1 Securities Laws Matters:

     (a) None of the Exchangors, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”), nor any person acting on any of their behalf (except for the Holders, as to which no representation or warranty is made) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Securities.

     (b) None of the Exchangors, nor any of their Affiliates, nor any person acting on any of their behalf (except for the Holders, as to which no representation or warranty is made) has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or (iii) engaged in any “directed selling efforts” within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Securities.

     (c) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated interdealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

     (d) None of the Exchangors is, and, immediately following consummation of the transactions contemplated hereby, none of the Exchangors will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

     (e) None of the Exchangors have paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Securities.

          4.2 Standing and Qualification of the Trusts. Each Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”), with all requisite power and authority to enter into and perform its obligations under the Operative Documents to which it is a party. Each Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trusts, whether or not occurring in the ordinary course of business.

          4.3 Indenture. Each Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Taberna I Indenture Trustee and the Kodiak Indenture Trustee, respectively, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

          4.4 Senior Notes. The Senior Notes have been duly authorized by the Company and, when executed by the Company and authenticated and delivered on the Exchange Date by the Taberna I Indenture Trustee or the Kodiak Indenture Trustee, as applicable, in exchange for the Preferred Securities in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the respective Indentures enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and each of Taberna I and Kodiak will acquire good, marketable and unencumbered title to the Taberna I Senior Notes and Kodiak Senior Notes, respectively.

          4.5 Exchange Agreement. This Agreement has been duly authorized, executed and delivered by the Exchangors and constitutes the legal, valid and binding obligation of the Exchangors, enforceable against the Exchangors in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

          4.6 Defaults. None of the issue and exchange of the Securities by the Exchangors, the execution and delivery of and compliance with the Operative Documents by any of the Exchangors, and the consummation of the transactions contemplated herein or in the Operative Documents, (a) will conflict with or constitute a breach of, or a default under, any Trust Agreement or the charter or bylaws or similar organizational documents of the Company, or any subsidiary of the Company or, to the Company’s knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over any Trust, the Company or any of its subsidiaries, or their respective properties or assets (collectively, “Governmental Entities”) or any arbitrator, (b) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance (each, a “Lien”) upon any property or assets of the respective Trusts, the Company, or any of the Company’s subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (i) the respective Trusts, the Company, or any of its subsidiaries is a party or by which it or any of them may be bound, or (ii) any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) could not reasonably be expected to, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) could not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”); or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the respective Trusts or the Company or any of its subsidiaries prior to its scheduled maturity.

          4.7 Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          4.8 Government Licenses; Laws. The Company holds all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, “Government Licenses”) of and from Governmental Entities necessary to conduct its business as now being conducted, and the Company has not received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Government Licenses are valid and in full force and effect, except where the invalidity or the failure of such Government Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance, would not, singly or in the aggregate, have a Material Adverse Effect.

          4.9 Conflicts, Authorizations and Approvals. No filing with, authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by any of the Exchangors of their respective obligations under the Operative Documents, as applicable, or the consummation by the Exchangors of the transactions contemplated by the Operative Documents.

          4.10 Litigation. There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Exchangors after due inquiry, threatened against or affecting any of the Exchangors or any of their subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

     Section 5. Representations and Warranties of the Holders. Each Holder severally represents and warrants, solely as to itself, to, and agrees with, the Exchangors, as of the Effective Date and as of the Exchange Date (except as otherwise noted herein) as follows, provided, however, that none of the following representations or warranties apply or relate to any acts or omissions by the Exchangors or their Affiliates:

          5.1 The Holder understands and acknowledges that the Securities (a) have not and will not be registered under the Securities Act, or any other applicable securities law, and (b) may not be offered, sold, pledged or otherwise transferred by the Holder except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

          5.2 The Holder is acquiring the Senior Notes for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Senior Notes pursuant to an effective registration statement under the Securities Act or under Rule 144A promulgated pursuant to the Securities Act (“Rule 144A”) or any other exemption from registration available under the Securities Act or any other applicable securities law. The Holder agrees to the legends and transfer restrictions applicable to the Securities contained in the respective Indentures. The Holder understands that no public market exists for any of the Securities, and that it is unlikely that a public market will ever exist for the Securities.

          5.3 The Holder (a) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent they have deemed necessary; (b) has had a reasonable opportunity to ask questions of and receive answers and request additional information from officers and representatives of the Exchangors, any such questions have been answered to its satisfaction, and any such additional information has been provided to its satisfaction; (c) has had the opportunity to review all publicly available records and filings concerning the Exchangors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision; and (d) has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Exchangors.

          5.4 The Holder is (i) an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act, and a “qualified purchaser” (as determined in accordance with Section 2(a)(51) of the Investment Company Act of 1940, as amended) not formed solely for the purpose of owning the Senior Notes.

          5.5 The Holder has full power and authority to deliver, exchange, sell, assign and transfer the Preferred Securities; the Company will acquire good, marketable and unencumbered title to the Preferred Securities provided for exchange, free and clear of all Liens, restrictions, charges and encumbrances; and the Preferred Securities provided for exchange are not subject to any adverse claims or proxies. Such Holder will, upon request, execute and deliver any additional documents reasonably deemed by any Exchangor to be necessary or desirable to complete the exchange of the Preferred Securities pursuant to this Agreement.

          5.6 Neither any of the Holders, nor any of the Holders’ affiliates, nor any person acting on the Holders’ or the Holders’ affiliates’ behalf have engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D) or in any “direct selling efforts” (within the meaning of Regulation S) in connection with any offer or sale of the Senior Notes.

          5.7 The Holder is an entity duly incorporated with limited liability, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated with all requisite (a) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (b) right and power to exchange the Preferred Securities for the Senior Notes.

          5.8 This Agreement has been duly authorized, executed and delivered by the Holder and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Holder, other than those that have been made or obtained, is necessary or required for the performance by the Holder of its obligations under this Exchange Agreement or to consummate the transactions contemplated herein.

          5.9 This Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

          5.10 Each Holder listed on Schedules I and II hereto currently holds legal and beneficial interests in the aggregate liquidation amount of the Preferred Securities set forth next to their names on such Schedules I and II.

     Section 6. Covenants. Each of the Exchangors and the Holders covenants and agrees with the other parties hereto as follows:

          6.1 Compliance with Representations and Warranties. During the period from the date of this Agreement to the Exchange Date, the Exchangors and the Holders shall use commercially reasonable efforts to cause their representations and warranties contained in Sections 4 and 5, as applicable, to be true as of the Exchange Date (except as otherwise noted therein), after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Exchange Date.

          6.2 Sale and Registration of Securities. None of the Company nor any of the Trusts will, nor will any of them permit any of its Affiliates to, nor will any of them permit any person acting on its or their behalf to, directly or indirectly, (a) resell any Senior Notes that have been acquired by any of them (other than the exchange with the Trusts by the Company of the Preferred Securities for a “Like Amount” of Senior Notes contemplated herein), (b) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Senior Notes in any manner that would require the registration of the Securities under the Securities Act or (c) make offers or sales of any such Security, or solicit offers to buy any such Security, under any circumstances that would require the registration of any of such Securities under the Securities Act.

          6.3 Integration. The Company will not, until one hundred eighty (180) days following the Exchange Date, without the prior written consent of each Holder, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (a) any Senior Notes other than as contemplated by this Agreement or (b) any other securities convertible into, or exercisable or exchangeable for, any Senior Notes.

          6.4 Qualification of Securities. The Exchangors will arrange for the qualification of the Senior Notes for sale under the laws of such jurisdictions as each of the Holders may designate and will maintain such qualifications in effect so long as required for the sale of the Senior Notes. The Exchangors, as the case may be, will promptly advise each of the Holders of the receipt by the Exchangors, as the case may be, of any notification with respect to the suspension of the qualification of the Senior Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          6.5 Investment Company. So long as any of the Securities are outstanding, (a) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system, (b) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (c) the Company shall not engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an “investment company” under the provisions of the Investment Company Act.

          6.6 Solicitation and Advertising. The Company will not, nor will it permit any of its Affiliates or any person acting on their behalf to (a) engage in any “directed selling efforts” within the meaning of Regulation S or (b) engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

          6.7 Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Exchangors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. The information provided by the Exchangors pursuant to this Section 6.7 will not, at the date thereof, contain any untrue statement of a material fact. This covenant is intended to be for the benefit of the Holders, the holders of the Securities, and the prospective purchasers designated by such holders, from time to time, of the Securities.

          6.8 Press Releases and Announcements. The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party, except as otherwise required by applicable laws.

          6.9 Replacement Notes. Each Holder shall have the right under this Agreement and the Indentures to request the substitution of new notes for all or a portion of the Senior Notes held by any of them (the “Replacement Notes”). The Replacement Notes shall bear terms identical to the Senior Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the applicable Holders but shall be quarterly. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Senior Notes. Each Exchangor agrees to cooperate with all reasonable requests of the Holders in connection with any of the foregoing; provided, that, except as set forth herein, no action requested of any Exchangor in connection with such cooperation shall otherwise modify the obligations or rights of the Company pursuant to such documents. The Holders shall pay all reasonable expenses in connection with the issuance of the Replacement Notes.

          6.10 Reports. So long as any of the Securities are outstanding, the Company shall furnish to (i) the Holders and any subsequent holder of the Securities reasonably identified to the Company, and (ii) any beneficial owner of the Securities reasonably identified to the Company (which identification may be made by either such subsequent holder, beneficial owner or by the Holder, as applicable), a duly completed and executed certificate in the form attached hereto as Exhibit A, including the financial statements referenced in such exhibit, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

          6.11 Further Assurances. The Exchangors and the Holders covenant and agree to execute and deliver (whether prior to or after the Exchange Date) such other agreements, opinions and certificates as may be reasonably required in order (a) to cancel the Existing Securities, (b) with respect to Taberna Preferred Funding I, Ltd., terminate NovaStar Capital Trust I/B, (c) with respect to Kodiak CDO I, Ltd., terminate NovaStar Capital Trust II/B and (d) discharge the indentures governing the Existing Securities, all on or after the Exchange Date and in accordance with the terms and conditions set forth in the Trusts and the indentures governing the Existing Notes.

          6.12 Ratings. The Company shall use its reasonable best efforts to assist the Holders with obtaining ratings from various rating agencies for the Senior Notes.

     Section 7. Fees and Expenses.

          7.1 Payment of Expenses. The Company hereby covenants and agrees that it shall pay (without duplication) or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of the obligations of the Exchangors under this Agreement, including (a) the reasonable fees and reasonable expenses of the counsel, the accountants and any other experts or advisors retained by the Company, the Holders or the Trusts; (b) the reasonable fees and reasonable expenses (including reasonable expenses of counsel) of the Trusts’ property trustees, Delaware trustees, and administrative trustees and the Indentures’ indenture trustees and the reasonable fees of such trustees to administer the Trusts; (c) CUSIP and PORTAL fees, if any; and (d) all costs and expenses of the Company not otherwise included in this Section 7 incident to the authorization, issuance, and delivery of the Senior Notes and any taxes incurred by the Exchangors payable in connection therewith. The Company hereby covenants and agrees that it shall pay on the Exchange Date all reasonable expenses incurred by the Holders, including legal expenses, minus the $75,000 deposit made by the Company with each of Taberna I and Kodiak.

          7.2 Administrative Fee. On the Exchange Date, the Company shall pay by wire transfer an administrative fee of $250,000 to Taberna Capital Management, LLC, or its designee and $281,250 to Kodiak CDO I, Ltd., or its designee.

     Section 8. Indemnification.

          8.1 Indemnification.

          8.1.1 The Company and each Trust (each, an “Indemnifying Party,” and collectively, the “Indemnifying Parties”) agree jointly and severally to indemnify and hold harmless each Holder of each Preferred Security issued by such Trust (collectively, the “Indemnified Parties”), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act, or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents and each person who “controls” the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Holders by or on behalf of the Company or any Trust by an Administrative Trustee, (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) the breach or alleged breach of any representation, warranty or agreement of any Exchangor contained herein or (d) the execution and delivery by the Company and/or any Trust of this Agreement or any of the other Operative Documents and/or the consummation of the transactions contemplated hereby and thereby; provided, however, that none of the Company nor any Trust shall be liable to the extent that any such loss, claim, damage or liability arises out of or is based on any statement, act or omission of the Indemnified Parties, and agrees to reimburse the Indemnified Parties, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company or the Trusts may otherwise have.

          8.1.2 Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 8, promptly notify the Indemnifying Party in writing of the commencement thereof; but the failure so to notify the Indemnifying Party (a) will not relieve the Indemnifying Party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the Indemnifying Party of material rights and defenses and (b) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Holders shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An Indemnifying Party may participate at its own expense in the defense of any such action; provided, that counsel to the Indemnifying Party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the Indemnifying Parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An Indemnifying Party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

          8.2 Additional Remedies. The indemnity agreements contained in this Section 8 are in addition to any liability that the Exchangors may otherwise have to any Indemnified Party.

          8.3 Additional Indemnification. The Company shall indemnify and hold harmless each Trust against all loss, liability, claim, damage and expense whatsoever, as due from the respective Trusts under Sections 8.1 and 8.2.

     Section 9. Termination. This Agreement shall terminate automatically, and without notice to any party thereof, if the Exchange Date has not occurred on or before the Expiry Date.

     Section 10. Miscellaneous.

          10.1 Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed:

if to the Holders, to the addresses for notice set forth on Schedules I and II hereto, with a copy to:

              Winston & Strawn LLP
              35 West Wacker Drive
              Chicago, Illinois 60601
              Telephone: (312) 558-5600
              Facsimile: (312) 558-5700
              Attention: Katherine M. Gillespie, Esq.

     if to the Exchangors, to:

              NovaStar Financial, Inc.
              2114 Central Street, Suite 600
              Kansas City, MO 64108
              Telephone: (816) 237-7000
              Facsimile: (816) 237-7515
              Attention: Chief Executive Officer

              with a copy to:

              Bryan Cave LLP
              1200 Main Street, Suite 3500
              Kansas City, MO 64105
              Telephone: (816) 374-3227
              Facsimile: (816) 855-3227
              Attention: Gregory G. Johnson

All such notices and communications shall be deemed to have been duly received (a) at the time delivered by hand, if personally delivered, (b) five business days after being deposited in the mail, postage prepaid, if mailed or (c) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery. From and after the Exchange Date, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Holders, the Exchangors and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

          10.2 Parties in Interest, Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto, their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the parties under this Agreement may be assigned, whether by operation of law or otherwise, without the prior written consent of each of the other parties hereto.

          10.3 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

          10.4 Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in multiple of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile which shall be effective as delivery of a manually executed counterpart hereof.

          10.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          10.6 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

          10.7 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

          10.8 Entire Agreement. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. Subject to the next succeeding sentence, this Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding anything to the contrary in Sections 8.1, 8.2, 8.3, 10.10 or this 10.8 or anything contained in that certain Purchase Agreement dated March 15, 2005, that certain Purchase Agreement dated April 18, 2006 and/or that certain Exchange Agreement dated February 18, 2009, all of which are by and among the Company, NMI and the Holders (or Holders’ respective affiliates or predecessors) (collectively, the “Prior Agreements”) which may require the Holders to own the securities the subject matter thereof (as opposed to the Senior Notes) as a prerequisite of making a claim for indemnification thereunder, in the event the Holders have a valid indemnification claim under the Prior Agreements, this Agreement and the consummation of the transactions contemplated herein shall not terminate or supersede any indemnification claims the Holders may have under the Prior Agreements.

          10.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the parties’ rights and privileges shall be enforceable to the fullest extent permitted by law.

          10.10 Survival. The respective agreements, representations, warranties, covenants, indemnities and other statements of the Exchangors and the Holders set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any of the Holders, the Company or the Trusts or any of their respective officers, directors, trustees or controlling persons, and will survive the exchange of the Preferred Securities for the Senior Notes. The provisions of Section 2.4 relating to the payment of rating agency costs and Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

Signatures appear on the following page.

     IN WITNESS WHEREOF, this Exchange Agreement has been entered into as of the date first written above.

NOVASTAR FINANCIAL, INC.

By:	/s/ Rodney E. Schwatken
Name:	Rodney E. Schwatken
Title:	Chief Financial Officer and Secretary

NOVASTAR CAPITAL TRUST I/B

By:	Rodney E. Schwatken,
as Administrative Trustee

	By:	/s/ Rodney E. Schwatken
	Name:	Rodney E. Schwatken
Title:

NOVASTAR CAPITAL TRUST II/B

By:	Rodney E. Schwatken,
as Administrative Trustee

	By:	/s/ Rodney E. Schwatken
	Name:	Rodney E. Schwatken
Title:

KODIAK CDO I, LTD., as Holder

By:	Kodiak CDO Management, LLC, as Collateral
Manager

By:	Kodiak Funding, LP
Its:	Sole Member

By:	Kodiak Funding Company, Inc.
Its:	General Partner

	By:	/s/ Robert M. Hurley
	Name:	Robert M. Hurley
	Title:	Chief Financial Officer

TABERNA PREFERRED FUNDING I, LTD.,
as Holder

By:	Taberna Capital Management, LLC, as
Collateral Manager

By:	/s/ Kenneth R. Frappier
	Name:	Kenneth R. Frappier
	Title:	Executive Vice President

Schedule I

NovaStar Capital Trust I/B

	Stated Liquidation Amount of	Outstanding Principal
	2009 Preferred	Amount of the Senior Notes
	Securities Held as of	to be Received upon
Holder	the Effective Date	Completion of the Exchange
Taberna Preferred Funding I, Ltd.	$25,000,000	$27,500,000

Taberna Preferred Funding I, Ltd.
Taberna Capital Management, LLC
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Fax: (215) 243-9030

Email: asoosaar@raitft.com

Schedule II

NovaStar Capital Trust II/B

	Stated Liquidation Amount of	Outstanding Principal
	2009 Preferred	Amount of the Senior Notes
	Securities Held as of	to be Received upon
Holder	the Effective Date	Completion of the Exchange
Kodiak CDO I, Ltd.	$28,125,000	$30,937,500

Kodiak CDO I, Ltd.
c/o Kodiak Capital Management Company, LLC
Attn: Chief Financial Officer
2107 Wilson Boulevard, Suite 400
Arlington, VA 22201

Email: rhurley@ejfcap.com and lsparacino@ejfcap.com